SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549



                            FORM 8-K

                         CURRENT REPORT



 Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                             of 1934



Date of Report (Date of earliest event reported): October 17, 2002


                  MODINE MANUFACTURING COMPANY
---------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)



      Wisconsin                1-1373               39-0482000
--------------------     -----------------     ----------------------
   (State or other          (Commission           (I.R.S. Employer
   jurisdiction of          File Number)        Identification No.)
    incorporation)


1500 DeKoven Avenue, Racine, Wisconsin                 53403
------------------------------------------     ----------------------
(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including
area code:                                       (262) 636-1200
                                                ---------------------


                         NOT APPLICABLE
---------------------------------------------------------------------
 (Former name or former address, if changed since last report.)



           An Exhibit Index appears on Page 2 herein.


                        Page 1 of 8 pages



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Item 5.  Other Information.
         -----------------

     On October 16, 2002, Modine reported net earnings of $6.3 million or $0.19 per fully diluted share, for its second fiscal quarter, which ended on September 26, 2002, and forecast that fiscal 2003 earnings per share would be modestly down from its fiscal 2002 pro forma results.

     A copy of the relevant news release is attached hereto as
Exhibit 20. This report contains forward-looking statements, which involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. A copy of the Important Factors and Assumptions Regarding Forward-Looking Statements is attached hereto as
Exhibit 99.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (c)  Exhibits.


Reference Number
per Item 601 of
Regulation S-K                                               Page
----------------                                             ----

      1             Not applicable.

      2             Not applicable.

     16             Not applicable.

     17             Not applicable.

    *20             News Release of Modine
                    Manufacturing Company dated
                    October 16, 2002                          4

     23             Not applicable.

     24             Not applicable.

     27             Not applicable.

    *99             Important Factors and Assumptions
                    Regarding Forward-Looking
                    Statements                                8


*Filed herewith.





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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 17, 2002

                              MODINE MANUFACTURING COMPANY


                              By:   D. R. JOHNSON
                                 ----------------------------------
                                   D. R. Johnson, Chairman
                                   and Chief Executive Officer


                              By:   D. R. ZAKOS
                                 ----------------------------------
                                   D. R. Zakos, Vice President,
                                   General Counsel, and
                                   Secretary
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